Exhibit 23.3
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2004 Stock Incentive Plan of Blackboard Inc. of our report dated March 19, 2010, with respect to the financial statements of Saf-T-Net, Inc., as of and for the years ended December 31, 2009 and 2008 included in the Current Report on Form 8-K/A of Blackboard Inc. dated May 7, 2010.

/s/ Hughes Pittman & Gupton, LLP

Raleigh, North Carolina
August 9, 2010